UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

July 20, 2006

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2006, the Management Development and Compensation Committee of the Board of Directors of Genworth Financial, Inc. (the “Company”) approved a policy regarding the Personal Use of Non-Commercial Aircraft (the “Policy”).

The Policy states that the Company’s non-commercial air travel options are generally intended for business-related travel for the Company’s Chief Executive Officer (the “CEO”) and its other executive officers and that the CEO and other executive officers are not permitted to use fractionally owned Company aircraft for personal travel, other than travel incidental to Company-related business or travel for a family emergency. The Policy sets forth the parameters, including certain annual dollar limits, regarding permitted incidental personal use.

The value of any such incidental personal use will be treated as imputed taxable income in accordance with applicable tax regulations, and no tax gross-ups will be paid in connection with any personal use of non-commercial aircraft by the CEO or other executive officers.

The CEO is also permitted under the Policy to use the Company’s booking agent to arrange for personal chartered flights. The CEO will pay for the costs of any such personal chartered flights, and the Company will pay a minimal fee for the charter booking service.

The foregoing description of the Policy is a summary only and is qualified in its entirety by the terms of the Policy, which is attached hereto as Exhibit 10 and incorporated by reference into this Item 1.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting held on July 20, 2006, upon the recommendation of the Nominating and Corporate Governance Committee, the Company’s Board of Directors increased the size of the Board to nine directors and elected Barrett A. Toan as a new independent director. At this meeting, the Board also appointed Mr. Toan to the Nominating and Corporate Governance Committee and the Legal and Public Affairs Committee.

Mr. Toan was the Chairman of Express Scripts, Inc. from November 2000 until his retirement in May 2006 and the Chief Executive Officer of Express Scripts, Inc. from March 1992 until his retirement in March 2005. Mr. Toan was an executive officer of Express Scripts, Inc. from May 1989 until his retirement and served as the President from October 1990 to April 2002. Prior thereto, Mr. Toan was an Executive Director and Chief Operating Officer of Sanus Health Plan of St. Louis. Mr. Toan continues to serves as a director of Express Scripts, Inc. and is also a director of Sigma-Aldrich Corporation. He also serves as a director on a number of charitable organizations, including the St. Louis Art Museum and Kenyon College. Mr. Toan received an M.P.A. from the Wharton School of Finance and Commerce at the University of Pennsylvania and a B.A. from Kenyon College.

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Item 9.01.	Financial Statements and Exhibits.

Number	Description
10	Policy Regarding Personal Use of Non-Commercial Aircraft by Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

DATE: July 21, 2006	By:	/s/ Richard P. McKenney
Richard P. McKenney
Senior Vice President –
Chief Financial Officer

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EXHIBIT INDEX

Number	Description
10	Policy Regarding Personal Use of Non-Commercial Aircraft by Executive Officers

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